Exhibit (d)(5)

AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT

Dated as of July 25, 2022

GRANITESHARES ETF TRUST (PARTY A)	and	GRANITESHARES ADVISORS LLC (PARTY B)

Party A and Party B have previously entered into that an Investment Advisory Agreement (“The Agreement”) dated May 20, 2022. The parties have now agreed to amend the Agreement by this Amendment (this “Amendment”) with effect from the date first written above.

Accordingly, the parties agree as follows:-

1.	Amendment of Appendix A. Appendix A of the Agreement is amended and restated in its entirety and replaced with Appendix A attached hereto. Each entity listed on the attached Appendix A, a separate portfolio under the Agreement.
2.	Representations.
Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment

4.	Miscellaneous.
(a)	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

(b)	Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(c)	Agreement Continuation. The Agreement, as modified herein, shall continue in full force and effect.

(d)	Counterparts. This Amendment may be executed and delivered in counterparts (including by e-mail or facsimile transmission), each of which will be deemed an original.

(e)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties have executed this Amendment with effect from the date specified on the first page of this Amendment.

	GRANITESHARES ETF TRUST		GRANITESHARES ADVISORS LLC

By:	/s/ William Rhind	By:	/s/ William Rhind
Name:	William Rhind	Name:	William Rhind
Title:	President GraniteShares ETF Trust	Title:	CEO GraniteShares Advisors LLC
Date:	July 25, 2022	Date:	July 25, 2022

APPENDIX A

REVISED FUND NAMES

Prior Fund Name	New Fund Name
GraniteShares 2x Long Tesla Daily ETF	GraniteShares 1.25x Long TSLA Daily ETF
GraniteShares 1x Short Tesla Daily ETF	GraniteShares 1x Short TSLA Daily ETF
GraniteShares 2x Long NVIDIA Daily ETF	GraniteShares 1.5x Long NVDA Daily ETF
GraniteShares 2x Long NIO Daily ETF	GraniteShares 1.1x Long NIO Daily ETF
GraniteShares 2x Long Coinbase Daily ETF	GraniteShares 1.5x Long COIN Daily ETF
GraniteShares 2x Long Alibaba Daily ETF	GraniteShares 1.75x Long BABA Daily ETF
GraniteShares 2x Long Meta Platforms Daily ETF	GraniteShares 1.5x Long META Daily ETF
GraniteShares 2x Long Alphabet Daily ETF	GraniteShares 1.75x Long GOOGL Daily ETF
GraniteShares 2x Long Amazon Daily ETF	GraniteShares 1.5x Long AMZN Daily ETF
GraniteShares 2x Long Apple Daily ETF	GraniteShares 1.75x Long AAPL Daily ETF
GraniteShares 2x Long Microsoft Daily ETF	GraniteShares 2x Long MSFT Daily ETF
GraniteShares 2x Long AMD Daily ETF	GraniteShares 1.25x Long AMD Daily ETF
GraniteShares 2x Long Palantir Daily ETF	GraniteShares 1.25x Long PLTR Daily ETF
GraniteShares 2x Long Twitter Daily ETF	GraniteShares 1.25x Long TWTR Daily ETF
GraniteShares 2x Long Uber Daily ETF	GraniteShares 1.5x Long UBER Daily ETF
GraniteShares 2x Long Disney Daily ETF	GraniteShares 1.5x Long DIS Daily ETF
GraniteShares 2x Long Ford Daily ETF	GraniteShares 1.25x Long F Daily ETF

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